UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

Consolidated-Tomoka Land Co.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-11350	59-0483700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida		32117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (386) 274-2202

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 19, 2016, Consolidated-Tomoka Land Co., a Florida corporation (the "Company"), issued a press release relating to the Company’s earnings for the quarter ended September 30, 2016. A copy of the press release is furnished as an exhibit to this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2016, A. Chester Skinner, III notified the Company of his intention not to stand for re-election to the Board of Directors when his current term expires at the Company’s 2017 annual meeting of shareholders. Mr. Skinner currently serves on the Audit Committee and the Governance Committee of the Board. Mr. Skinner’s decision not to stand for re-election did not relate to any disagreement with the Company.  Mr. Skinner will remain a member of the Company’s Board of Directors until the Company’s 2017 annual meeting of shareholders.

The announcement of Mr. Skinner’s departure was included in the Company’s press release relating to the Company’s earnings for the quarter ended September 30, 2016, a copy of which is furnished as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits

The following exhibit is furnished herewith pursuant to Item 2.02 of this Report and shall not be deemed to be “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

(d) Exhibits

99.1 Press Release dated October 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: October 21, 2016	By:	/s/ Mark E. Patten
Mark E. Patten,
Senior Vice President and Chief Financial Officer